UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[  ] Preliminary Information Statement

[  ] Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

SEREFEX CORPORATION
(Name of Registrant as Specified in Its Charter)

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SEREFEX CORPORATION
4328 Corporate Square, Suite C
Naples, Florida 34104

NOTICE OF ACTION TAKEN WITHOUT A MEETING
OF STOCKHOLDERS

To Our Stockholders:

    This Notice of Action Taken Without a Meeting of Stockholders (this “Notice”), and the attached Information Statement are being furnished on or about February 20, 2007 by the Board of Directors of Serefex Corporation, a Delaware corporation (the “Company”), to the holders of record of the Company’s Common Stock, $.0001 par value per share, as of the close of business on January 10, 2007 (the “Record Date”), pursuant to Section 228(e) of the Delaware General Corporation Law, and Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

    The purpose of this Notice and the Information Statement is to inform our stockholders of certain action taken by the written consent of the holders of a majority of the Company’s voting stock, on January 11, 2007 (the “Written Consent”). As set forth in greater detail in the Information Statement, the Written Consent approves an amendment to our Certificate of Incorporation increasing the authorized common stock of the Company from 300,000,000 shares to 600,000,000 shares.

    The action taken by the Company’s stockholders will not become effective until at least twenty (20) days after the initial mailing of the Information Statement to our stockholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors:

                                                                            /s/ Brian S. Dunn
                                                                            Brian S. Dunn
 President and Secretary

SEREFEX CORPORATION
4328 Corporate Square, Suite C
Naples, Florida 34104

INFORMATION STATEMENT

    Serefex Corporation (the “Company”) is a Delaware corporation with its principal executive offices located at 4328 Corporate Square, Suite C, Naples, Florida 34104. The Company’s telephone number is (239) 262-1610. This Information Statement is being sent to the Company’s stockholders (the “Stockholders”) by the Board of Directors to notify them about action that the holders of a majority of the Company’s outstanding voting Common Stock (defined below) have taken by written consent, in lieu of a Special Meeting of the Stockholders. The action was taken by the Stockholders on January 11, 2007, and will become effective when the Company files a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State (the “Effective Time”).

This Information Statement is being mailed to Stockholders on or about February 20, 2007.

General Information

    The following action will be taken pursuant to the January 11, 2007 Written Consent of the Board of Directors and the holders of a majority of the Company’s voting Common Stock, in lieu of a Special Meeting of the Stockholders:

    1. Amendment of the Company’s Certificate of Incorporation, to increase the authorized number of shares of Common Stock, par value $.0001 per share, from Three Hundred Million (300,000,000) shares to Six Hundred Million (600,000,000) shares.

    Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the action will not be adopted until at least twenty (20) calendar days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated herein will be effected on or about March 12, 2007.

AMENDMENT TO CERTIFICATE OF INCORPORATION

Background

    On January 8, 2007, the Company issued a press release announcing that that the Company would begin the process of growth through an aggressive acquisition campaign. In deciding the future direction of the Company for 2007, management discussed the Company’s prospects with its directors and members of the Advisory Board, who considered the value and difficulties associated with the continuance of the Company’s principal strategy of growth through further strategic development of its product base, taking into account the Company’s nominal revenues, the need to continue financing the growth of the Company through the sale of stock for working capital, and the long term nature of this process. It was the consensus of management, the directors and members of the Company’s Advisory Board that the Company should pursue an alternative growth strategy by means of a merger, consolidation, exchange offer, tender offer, purchase of stock or assets, or other similar transaction on terms that are favorable to the Company’s stockholders (a “Transaction”), and that it was proper and in the best interests of the stockholders to actively pursue this alternative direction for the Company. Presently, the Company anticipates that any such Transaction will likely involve a private company, with annual revenues in the range of $25-$30 million, that can utilize the benefits of the Company being a reporting company with a publicly held stockholder base (a “Target Company”). In furtherance of this course of action, the Company is presently looking into the potential engagement of a business broker or investment banking firm to assist the Company in this course of action.

The decision to pursue a possible Transaction directly led to the further consensus of management, the directors and members of the Advisory Board, effective January 11, 2007, that the Company needed to amend Section 4 of its Certificate of Incorporation to increase the number of its authorized shares of common stock from 300,000,000 shares to 600,000,000 shares (the “Amendment”). This decision to increase the authorized stock was based principally upon the probability, given the Company’s limited resources, that any future Transaction would likely necessitate the issuance of Company stock, possibly a controlling block, to a Target Company in a reverse merger transaction. The following stockholders, constituting the members of the Company’ Advisory Board, the Company’s directors, and two of the Company’s three executive officers, each of whom was also involved in the decision to pursue an alternative direction for the Company, provided their consent to the related Amendment: Ben Jones, Don Gunther, Bob Marconi, Art Scalfaro, Terry Monahan, Brian Dunn, and Shawn Williams. In addition, stockholders Johnny Williams, who is Shawn Williams’ father, and Kimberly S. Crane, Mr. Dunn’s fiancée, also indicated their approval of the Amendment for the purpose of facilitating the Company’s new growth strategy.

Description of the Common Stock and Effect of Amendment

The Company’s Certificate of Incorporation currently authorizes the issuance of up to Three Hundred Million (300,000,000) shares of common stock, par value $.0001 per share (the “Common Stock”). At the close of business on January 11, 2007, the Company had 160,101,840 shares of Common Stock issued and outstanding, and 6,644,454 shares reserved for issuance upon exercise of outstanding options and warrants. The Company’s Common Stock is the only class of securities outstanding. Each share of Common Stock entitles its record holder to one (1) vote. In the event of a liquidation of the Company, owners of the Common Stock would be entitled to share ratably in all assets, if any, after the costs and expenses of proceedings, and after all debts, obligations and liabilities of the Company have been paid and discharged. The Common Stock of the Company does not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares.

As a result of the Amendment, the Company’s authorized Common Stock will be increased to Six Hundred Million (600,000,000) shares, which after the effective time of the Amendment can be issued by the Company without further Stockholder approval. The relative rights and limitations of the additional shares of Common Stock will remain unchanged under the Amendment, and all terms of such additional shares will be identical to those of the currently outstanding shares of Common Stock. Further, the Amendment and the additional shares authorized thereby will not alter the number of shares presently outstanding. However, because Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock, future issuances of the additional shares of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of existing Stockholders.

Anti-takeover Considerations and Purpose of Amendment

Historically, the use of tender offers to obtain corporate control prompted companies that viewed themselves as potential takeover targets to adopt defensive measures to fend off such real or perceived threats, including enacting internal controls in their charter and bylaws, such as increasing their authorized shares. Increasing the authorized shares of a company could have an adverse impact on the shareholders of the company if its management were to utilize the additional shares in an attempt to render a given merger or tender offer transaction more difficult to accomplish (e.g., by issuing additional shares as a means of diluting the stock ownership or voting rights of those persons attempting to obtain control), even though the transaction is favorable to the shareholders. Similarly, increasing a company’s authorized stock could have an adverse impact on its shareholders if management were to utilize the additional shares in an attempt to thwart its own removal (even though such removal would be beneficial to the shareholders) by issuing additional shares to persons allied with management, thereby making it more difficult to remove existing management by diluting the stock ownership or voting rights of the persons seeking to cause such removal.

The Amendment to the Company’s Certificate of Incorporation, however, was not proposed for any potential value it may have as an anti- takeover device. Not only is the Company not aware of any attempt or contemplated attempt to acquire control of the Company, we consider such possibility highly remote given the current environment for hostile tender offers in general, and the Company’s history and current financial position. Presently, the Company’s charter and bylaws do not contain any provisions that could be deemed to have a potential anti-takeover effect, such as classification of the directors or a staggered board, or supermajority approval requirements for mergers, sales of assets or amendments to the charter or bylaws; and the instant Amendment is not the first amendment in a plan by management to adopt a series of any such bylaw or charter amendments in the future. Furthermore, the Company has not taken any other measures potentially having anti-takeover effects, such as “sweetheart” employment contracts or shareholder rights plans (commonly known as “poison pills”), and management has no present plans to propose any such defensive measures in the future. Rather, the Amendment was enacted principally for the purpose of enabling the Board of Directors to issue shares in connection with its plan to grow the Company through one or more strategic acquisitions. While the Board of Directors is currently seeking acquisition opportunities, there are no definitive asset or business acquisitions pending at this time, and the Amendment was not proposed with the intent that additional shares be utilized in any particular acquisition transaction. Secondarily, the purpose of the Amendment includes the potential future issuance of additional shares from time to time in connection with raising additional capital for ongoing operations, stock splits and dividends, and present and future employee benefit programs, among other valid corporate business purposes.

Interest of Certain Persons in Matters to be Acted Upon

    No director, executive officer, member of the Company’s Advisory Board, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the Amendment to the Certificate of Incorporation described herein, which is not shared by all other Stockholders pro rata, and in accordance with their respective interests, except to the extent the additional shares could be issued as a defensive measure in the highly unlikely event of a hostile takeover attempt.

No Dissenters’ Rights

    Stockholders do not have the statutory right to dissent and obtain an appraisal of their shares under Delaware law in connection with the Amendment to the Company’s Certificate of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of its Common Stock as of January 11, 2007 by (i) each person or group known by the Company to own beneficially more than five percent (5%) of its outstanding Common Stock; (ii) each of its directors and each executive officer; and (iii) its directors and executive officers, as a group.

Beneficial Ownership Table

Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership(2)(3)	% of Class (4)
Don Gunther	20,342,671	12.7
Ben M. Jones III	27,467,180	17.2
Robert C. Marconi	8,903,966	5.6
Brian S. Dunn (5)	16,141,009	9.8
Todd A. Bartlett (6)	1,561,072	1.0
Terrence P. Monahan (7)	3,170,000	2.0
Shawn M. Williams	1,408,334	*
Officers and directors as a group (4 persons)	22,280,415	13.5
_________________
* Less than one percent (1%).
(1) Unless otherwise indicated, the address of the persons named in the table is 4328 Corporate Square Boulevard, Suite C, Naples, Florida 34104.
(2) As used herein, a person is deemed to be the “beneficial owner” of a security if he or she has or shares voting or investment power with respect to such security, or has the right to acquire such ownership within sixty (60) days. As used herein, “voting power” includes the power to vote or to direct the voting of shares, and “investment power” includes the power to dispose or to direct the disposition of shares, irrespective of any economic interest therein.
(3) Except as otherwise indicated by footnote, the persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them.
(4) Percentage ownership for a given individual or group is calculated on the basis of (i) the amount of outstanding shares owned as of January 11, 2007 plus, (ii) the number of shares that such individual or group has the right to acquire within sixty (60) days pursuant to options, warrants, conversion privileges or other rights.
(5) Includes 5,000,000 shares underlying warrants that Mr. Dunn has the right to acquire within sixty (60) days.
(6) Includes 250,000 shares underlying warrants that Mr. Bartlett has the right to acquire within sixty (60) days.
(7) Includes 2,000,000 shares held of record by Shop Floor Systems, Inc., of which Mr. Monahan shares beneficial ownership.

Cost of Information Statement

    All of the expenses incurred in preparing, printing and mailing this Information Statement, including the reimbursement of brokerage firms and others for their expenses in forwarding this Information Statement to the beneficial owners of the Company’s Common Stock, will be borne by the Company.

Where You Can Find More Information About the Company

    The Company files annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

By Order of the Board of Directors,

                                                                            /s/ Brian S. Dunn
                                                                            Brian S. Dunn
 President and Secretary